Exhibit 10.49

FIRST AMENDMENT TO CONSULTING AGREEMENT

This First Amendment to Consulting Agreement (this “Amendment”) is entered into as of February 3, 2026, by and between NovaBay Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Henry Blynn (the “Consultant”).

Recitals

WHEREAS, the Company and Consultant entered into that certain Consulting Agreement dated October 16, 2025 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement solely to revise the Consultant’s compensation.

Amendment

1.	Amendment to Compensation.

Effective February 3, 2026, the Compensation and Billing section of Exhibit A – Statement of Work to the Agreement is hereby amended and restated to read as follows:

“Compensation and Billing: NovaBay shall pay Consultant at a semi-monthly rate of

$12,500.00. Consultant shall submit invoices on a semi-monthly basis in accordance with the Agreement.”

2.	No Other Amendments.

Except as expressly amended hereby, all other terms and conditions of the Agreement remain unchanged and in full force and effect.

3.	Governing Law.

This Amendment shall be governed by and construed in accordance with the laws of the State of California, consistent with the Agreement.

4.	Counterparts.

This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

Signatures

NOVABAY PHARMACEUTICALS, INC.

By: /s/ Michael Kazley

Name: Michael Kazley Title:

CEO and Chairman

CONSULTANT

By: /s/ Henry Blynn

Name: Henry Blynn